UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2023

SHARECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant's telephone number, including area code: (404) 671-4000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2023, the Board of Directors (the “Board”) of Sharecare, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from 9 to 10 members and appointed Brent Layton to fill the vacancy so created, both effective January 11, 2023. Mr. Layton was appointed to serve as a Class II director and will stand for re-election at the 2023 Annual Meeting of Stockholders. Mr. Layton will serve on the Board’s Audit Committee.
The Board has determined that Mr. Layton meets the independence standards adopted by the Board in compliance with The Nasdaq Stock Market listing rules (the “Nasdaq Rules”) and Item 407(a) of Regulation S-K. In addition, the Board has determined that Mr. Layton satisfies the independence requirements applicable to the Board’s Audit Committee under the Nasdaq Rules and the rules and regulations of the Securities and Exchange Commission.
Mr. Layton has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
Mr. Layton currently serves as Senior Advisor to the CEO of Centene Corporation (“Centene”), and he previously served as President and Chief Operating Officer of Centene. Centene is a customer of the Company and the Company received approximately $875,000 from Centene in 2022. As a result of such customer relationship, Mr. Layton may be deemed to have a direct or indirect material interest with respect to the Company’s transactions with Centene as contemplated by Item 404(a) of Regulation S-K. As of the date of this Current Report on Form 8-K, Mr. Layton holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.
Mr. Layton will be compensated in accordance with the Company’s previously-disclosed compensation program for its non-employee directors as described in the Company’s most recent proxy statement. Mr. Layton will also enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2021 and is incorporated by reference herein.

The Company issued a press release on January 11, 2023 announcing the appointment of Brent Layton to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
99.1	Press Release dated January 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARECARE, INC.
Dated: January 11, 2023
By: /s/ Carrie Ratliff
Name: Carrie Ratliff
Title: Chief Legal Officer